UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

LEATT CORPORATION
(Name of Registrant as Specified in Its Charter)

________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required
[_]	Fee paid previously with preliminary materials.
[_]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LEATT CORPORATION		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders

	DATE:	May 25, 2023
	TIME:	10:00 a.m. ET
	LOCATION:	3001 Washington Blvd, Suite 400, Arlington, VA 22201

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/LEAT and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/LEAT

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before May 12, 2023.

you may enter your voting instructions at https://www.iproxydirect.com/LEAT until 11:59 pm eastern time May 24, 2023.

The purposes of this meeting are as follows:

1. To elect the three individuals listed in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2. Ratify the appointment of Fitzgerald as the Company’s independent public accounting firm for the years ending December 31, 2022 and 2023;

3. To approve the compensation of our named executive officers as disclosed in this Proxy Statement;

4. To approve the amendment of the Company's Amended and Restated 2011 Equity Incentive Plan to increase the maximum number of shares of common stock of the Company that may be issued and sold from 1,320,000 to 1,520,000 shares; and

5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on March 28, 2023 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock, par value $.001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote 'for' all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

Leatt Corporation SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh, NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE IS IMPORTANT